UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 1, 2010 (September 30, 2010)

Hertz Global Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33139	20-3530539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey	07656-0713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 307-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2010, stockholders of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) did not vote in favor of the proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc. (“Hertz”), HDTMS, Inc. a wholly owned subsidiary of Hertz (“Merger Sub”), and Dollar Thrifty, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 10, 2010, by and among Hertz, Merger Sub and Dollar Thrifty (as so amended, the “Merger Agreement”).  On October 1, 2010, pursuant to Section 8.01(b)(iii) of the Merger Agreement, Hertz delivered notice to Dollar Thrifty terminating the Merger Agreement.  Several provisions survive the termination of the Merger Agreement, including Section 8.02 relating to termination fees.

ITEM 8.01 OTHER EVENTS

1.  Withdrawal of Application with the Federal Trade Commission

In connection with Hertz’s termination of the Merger Agreement, effective October 1, 2010, Hertz has withdrawn its application under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Federal Trade Commission.

2.  Press Release Relating to Dollar Thrifty Stockholder Vote

Hertz is filing as Exhibit 99.1 hereto a press release issued on September 30, 2010 by Hertz, commenting on the vote by Dollar Thrifty stockholders with respect to the Merger Agreement.  The contents of the press release are incorporated by reference in this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. commenting on Dollar Thrifty stockholder vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Elyse Douglas

		Name:	Elyse Douglas
		Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2010